Exhibit 5.1

MILLER, CANFIELD, PADDOCK & STONE PLC
150 West Jefferson
Suite 2500
Detroit, MI 48226
(313) 963-6420

January 27, 2009

The Board of Directors
Adeona Pharmaceuticals, Inc.
3985 Research Park Drive
Ann Arbor, MI 48108

Re: Registration Statement on Form S-3

Gentlemen:

We have served as counsel for Adeona Pharmaceuticals, Inc., a Delaware corporation (the “Company”) in connection with the registration under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (the “Registration Statement”), of 8,816,918 shares of the Company’s common stock which are issued and outstanding (the “Outstanding Shares”) and 1,148,753 shares (the “Warrant Shares”) which are issuable upon the exercise of certain warrants described in the Registration Statement (the “Warrants”), all of which shares of common stock may be sold by the selling stockholders named in the Registration Statement.

        We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter.  In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.  As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

We express no opinion as to matters under or involving laws other than the laws of the State of Michigan and the Delaware General Corporation Law, as amended.

Based upon and subject to the foregoing, we are of the opinion (i) that the Outstanding Shares have been duly authorized and are validly issued and are fully paid and non-assessable, and (ii) that upon the proper exercise of the Warrants and the payment of any consideration required thereunder, all as described in the Registration Statement, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the reference to our Firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Miller, Canfield, Paddock & Stone PLC